UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 11, 2014

Ciber, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-13103	38-2046833
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6363 South Fiddler’s Green Circle, Suite 1400

Greenwood Village, Colorado, 80111

(Address of Principal Executive Offices)

(303) 220-0100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On April 11, 2014, Ciber, Inc. (the “Company”) and Lone Star Value Management, LLC (together with its affiliates, “Lone Star Value”) entered into a settlement agreement (the “Settlement Agreement”) for the purpose of, among other things, settling a potential proxy contest and effecting an orderly change in the composition of the Company’s board of directors (the “Board”).  Pursuant to the Settlement Agreement:

•                  Archibald J. McGill resigned from the Board, effective April 10, 2014.

•                  Effective April 11, 2014, the Company appointed Richard K. Coleman, Jr. as a Class III Director of the Board to fill the vacancy created by Mr. McGill’s resignation.  Mr. Coleman’s term will expire at the 2015 Annual Meeting of Stockholders of the Company (the “2015 Annual Meeting”).  If Mr. Coleman is unable to serve as a director, resigns as a director or is removed as a director prior to the expiration of his term, then Lone Star Value will have the ability to recommend a substitute person as a director nominee to the Nominating / Corporate Governance Committee of the Board, in accordance with the terms of the Settlement Agreement.

•                  Mr. Coleman was appointed to serve as a member of the Nominating / Corporate Governance Committee of the Board.  Mr. Coleman will also be considered along with all other Board members for Board committee appointments in connection with the Board’s annual review of committee composition.

•                  The Board has commenced a search to identify an additional director and will use its reasonable efforts, consistent with the Board’s fiduciary duties, to appoint an additional director to the Board and concurrently therewith increase the size of the Board from nine to ten members by June 30, 2014, and in any case, no later than September 30, 2014, in accordance with the terms of the Settlement Agreement.

•                  Lone Star Value has withdrawn its nomination letter to the Company and has agreed to cause all shares of the Company’s common stock beneficially owned by it and its affiliates to vote in favor of the election of each of the Board’s nominees for election as a director and each other matter presented at the 2014 Annual Meeting of Stockholders of the Company in accordance with the recommendation of the Board.

Furthermore, Lone Star Value has agreed to observe normal and customary standstill provisions during the period beginning on the date of the Settlement Agreement until the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the 2015 Annual Meeting.

The Company has agreed to reimburse Lone Star Value for its reasonable, out-of-pocket fees and expenses related to the Settlement Agreement and the transactions contemplated thereby, up to a maximum of $25,000.

The above summary does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Settlement Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Archibald J. McGill, a director of the Company since September 1998, resigned from the Board, effective as of April 10, 2014 as described in Item 1.01 above.  On April 11, 2014, Richard K. Coleman, Jr. was appointed to the Board to fill the vacancy created by Mr. McGill’s resignation as described in Item 1.01 above.  Item 1.01 is incorporated herein by reference.

Mr. Coleman is the President and Chief Executive Officer of Crossroads Systems, Inc. (“Crossroads”), a global provider of data archive solutions, where he also serves as a director. He is also the founder and President of Rocky Mountain Venture Services, a firm that assists companies plan and launch new business ventures and restructuring initiatives. Mr. Coleman also currently serves as a director of NTS, Inc., a broadband services and telecommunications company, where he also serves as Chairman of the Strategy Advisory Committee and as a member of the Special Committee, Aetrium Incorporated, a manufacturer of a variety of electromechanical equipment used in the handling and testing of semiconductor devices, where he also serves as a member of its Audit Committee as well as Chairman of its Nominating and Corporate Governance and Compensation Committees, and On Track

Innovations Ltd., one of the pioneers of cashless payment technology. Previously, Mr. Coleman served in a variety of senior operational roles including CEO of Vroom Technologies Inc., Chief Operating Officer of MetroNet Communications, and President of US West Long Distance. He also previously held significant officer level positions with Frontier Communications, Centex Telemanagement and Sprint Communications. Mr. Coleman began his career as an Air Force Telecommunications Officer managing Department of Defense R&D projects and has served as an adjunct professor for Regis University’s graduate management program and is a guest lecturer for Denver University, focusing on leadership and ethics. Mr. Coleman holds a bachelor’s degree from the United States Air Force Academy, an MBA from Golden Gate University, and is a graduate of the United States Air Force Communications Systems Officer School.

Except for the Settlement Agreement or as otherwise provided herein, the Company is not aware of any arrangement or understanding between Mr. Coleman and any other person pursuant to which Mr. Coleman was appointed to the Board, and Mr. Coleman has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.  Crossroads, where Mr. Coleman currently serves as the President, Chief Executive Officer and as a director, has received payments from the Company in the ordinary course of business for services provided in the amount of $136,845.00 since January 1, 2013.

Mr. Coleman will receive compensation as a non-employee director in accordance with the Company’s non-employee director compensation practices described in the Company’s Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934, filed with the Securities and Exchange Commission on April 5, 2013.

Item 8.01.                Other Events.

On April 14, 2014, the Company issued a media release announcing its settlement with Lone Star Value.  A copy of the media release is filed as Exhibit 99.1 hereto and incorporated by reference herein.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Settlement Agreement, dated April 11, 2014, by and between Ciber, Inc. and Lone Star Value Management, LLC
99.1	Media Release, dated April 14, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 14, 2014

CIBER, INC.
	By:	/s/ M. Sean Radcliffe
	Name:	M. Sean Radcliffe
	Title:	SVP and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Settlement Agreement, dated April 11, 2014, by and between Ciber, Inc. and Lone Star Value Management, LLC
99.1	Media Release, dated April 14, 2014